Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129495) of E. I. du Pont de Nemours and Company of our report dated June 29, 2010 relating to the financial statements and supplemental schedule of DuPont Powder Coatings USA, Inc. Profit Sharing Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

June 29, 2010